                        [Letterhead of McConnell Valdes]
                                                                     EXHIBIT 5.1

                                 March 7, 2001

Board of Directors
R&G Financial Corporation
280 Jesus T. Pinero Avenue
Hato Rey, Puerto Rico 00918

         Re: Registration Statement on Form S-3

Ladies and Gentlemen:

         In connection with the above-referenced registration statement on Form S-3 (the "Registration Statement") which we understand will be filed by R&G Financial Corporation, a Puerto Rico corporation (the "Corporation"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of up to 2,760,000 shares of Noncumulative Perpetual Monthly Income Preferred Stock, Series C (par value $.01 per share, $25 liquidation preference per share) (the "Series C Preferred Stock") of the Corporation, we have been requested to render our opinion to you as your special Puerto Rico counsel as to the validity of the Series C Preferred Stock.

         In connection with this opinion, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have relied as to all matters of fact upon written or oral representations or certifications of officers of the Corporation and public officials, and we have assumed the accuracy of all statements of fact therein without any independent investigation thereof. While we have received the portion of the prospectus included in the Registration Statement entitled "Summary of Certain Terms of the Series C Preferred Stock" and Exhibits 3.0 and 4.2 of the Registration Statement, we have not participated in the preparation of the Registration Statement or any other offering materials in connection with the sale of the Series C Preferred Stock.

         The opinion which we render herein is limited to those matters governed by the corporation laws of the Commonwealth of Puerto Rico as of the date hereof. We assume no obligation to revise or supplement the opinions rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial laws be changed by legislative or regulatory action, judicial decision or otherwise. We are members of the Puerto Rico bar and do not express any opinion as to the laws of any other jurisdiction. We express no opinion as to compliance with Puerto Rico securities or "blue sky" laws and the opinions set forth herein are qualified in that respect.

         Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, as of the date hereof we are of the opinion that, when the Registration Statement has become effective under the Act, the certificate of resolution containing the designation of the relative rights and preferences of the Series C Preferred Stock has been duly filed with the Department of State of the Commonwealth of Puerto Rico, and the Series C Preferred Stock has been issued and delivered as contemplated in the Registration Statement, the shares of the Series C Preferred Stock will have been duly authorized and validly issued and will be fully paid and non-assessable when delivered against payment therefor.

         We hereby consent to the law firm of Kelley Drye & Warren LLP relying on this opinion solely as to matters of Puerto Rico law in the opinion they are delivering to you in connection with the filing of the Registration Statement.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Legal Matters" in the prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act.

                                              Very truly yours,


                                              /s/ MCCONNELL VALDES
                                              --------------------------
                                              MCCONNELL VALDES


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